   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 1994
                                                         REGISTRATION NO. 33-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                          SHAWMUT NATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                       06-1212629
              DELAWARE                              (I.R.S. EMPLOYER
   (STATE OR OTHER JURISDICTION OF               IDENTIFICATION NUMBER)
   INCORPORATION OR ORGANIZATION)


                                                   ONE FEDERAL STREET
           777 MAIN STREET                     BOSTON, MASSACHUSETTS 02211
     HARTFORD, CONNECTICUT 06115                   TEL. (617) 292-2000
         TEL. (203) 986-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           J. MICHAEL SHEPHERD, ESQ.
                               ONE FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02211
                              TEL. (617) 292-2000
                               FAX (617) 556-8004
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                          WILLIAM S. RUBENSTEIN, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                              TEL. (212) 735-3000
                               FAX (212) 735-2001

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                  PROPOSED       PROPOSED
                                                  MAXIMUM        MAXIMUM
                                                 AGGREGATE      AGGREGATE     AMOUNT OF
                                  AMOUNT TO BE OFFERING PRICE    OFFERING    REGISTRATION
TITLE OF SHARES TO BE REGISTERED   REGISTERED     PER UNIT       PRICE(1)        FEE
- -----------------------------------------------------------------------------------------
   Common Stock, par value         1,329,115       $22.11     $29,386,732.65  $10,133.43
    $.01...................         shares(2)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Solely for purposes of calculating the registration fee pursuant to Rule 457(g). Warrants (the "Warrants") exercisable for Common Stock registered pursuant to this Registration Statement entitle the holder to purchase shares of Common Stock at an exercise price of $22.11 per share.
(2) Pursuant to Rule 416, any shares of Common Stock issued under the antidilution provisions of the Warrants are deemed to be registered herewith.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE + +SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE + +TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. A REGISTRATION STATEMENT + +RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE + +COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THIS REGISTRATION STATEMENT + +SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY + +NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH +
+OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR        +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to Completion, dated November 28, 1994

PROSPECTUS

                          SHAWMUT NATIONAL CORPORATION

                              1,329,115 SHARES OF
                                  COMMON STOCK

                                  -----------

  Shawmut National Corporation ("SNC" or the "Company") has filed a Registration Statement with the Securities and Exchange Commission relating to 1,329,115 shares of Common Stock, par value $.01 per share (the "Common Stock"), issuable upon the exercise of warrants (the "Warrants") which were issued on January 18, 1994 pursuant to a warrant agreement, dated as of January 7, 1994 (the "Warrant Agreement"), between SNC and Chemical Bank (the "Warrant Agent"). Each Warrant entitles the holder thereof to purchase one share of Common Stock at an Exercise Price of $22.11 per Warrant, subject to adjustment (the "Exercise Price"), commencing at the opening of business on January 18, 1995 until 5:00 p.m. New York time on January 18, 1996 (the "Expiration Date"). The Exercise Price and/or securities issuable upon exercise are subject to adjustment as set forth in the Warrant Agreement. The Warrants to purchase shares of Common Stock were issued by SNC in settlement of certain litigation pursuant to a United States federal district court approved Stipulation of Compromise and Settlement, dated July 31, 1992 (the "Stipulation"). See "Description of Warrants and Plan of Distribution."

  The Common Stock is listed on the New York Stock Exchange (Symbol: SNC), on which the last reported sales price on November 25, 1994 was $18 1/8 per share. The Warrants are also listed on the New York Stock Exchange (Symbol: SNCWS), on which the last reported sales price on November 25, 1994 was $2 7/8 per Warrant.

  Subject to the terms of the Warrant Agreement, a Warrant may be exercised upon surrender of the Warrant Certificate evidencing such Warrant (the "Warrant Certificate") to Chemical Bank, as Warrant Agent, with the subscription form on the reverse of such certificate duly executed and the signatures thereon guaranteed, accompanied by payment of the Exercise Price by certified or official bank check made payable to the Warrant Agent for the account of the Company as follows:

         By mail:                                 By hand:
      CHEMICAL BANK                            CHEMICAL BANK
Reorganization Department                     55 Water Street
      P.O. Box 1916                         2nd Floor, Room 234
       GPO Station                           New York, NY 10041
 New York, NY 10116-1916

  No fractional shares of Common Stock, cash or other consideration in lieu thereof, will be issued. In the case of the exercise of less than all the Warrants represented by a Warrant Certificate, SNC will execute, and the Warrant Agent will authenticate, a new Warrant Certificate for the balance of such Warrants. See "Description of Warrants and Plan of Distribution."

  No underwriting discounts or commissions will be payable in connection with the exercise of the Warrants. Assuming all of the Warrants are exercised by the holders thereof at an Exercise Price of $22.11 per Warrant, the proceeds to the Company would be $29,386,732.65 (before deducting expenses payable by the Company estimated to be $115,000.00). No assurance can be given by the Company, however, as to how many Warrants, if any, will be exercised.

  THE COMMON STOCK WILL BE ISSUED BY A BANK HOLDING COMPANY AND WILL NOT BE OBLIGATIONS OF A BANK AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE AGENCY.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   , 1994

                                 NORTH CAROLINA

  THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                                ----------------

                             AVAILABLE INFORMATION

  Shawmut National Corporation is subject to the informational requirements of this Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates. Reports, proxy and other information statements concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Company's Common Stock, Depositary Shares representing its 9.30% Cumulative Preferred Stock and the Warrants are listed on the New York Stock Exchange.

  The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the Common Stock issuable upon exercise of the Warrants being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock issuable upon exercise of the Warrants being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

    (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

    (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

    (iii) The Company's Current Reports on Form 8-K dated February 28, 1994, March 1, 1994, March 7, 1994, March 28, 1994, April 19, 1994, April 28,
  1994, May 5, 1994, June 13, 1994, July 20, 1994, August 2, 1994 and August
  12, 1994; and

    (iv) The descriptions of the Common Stock set forth in the Company's filings pursuant to Section 12 of the 1934 Act and any amendment or report filed for the purpose of updating those descriptions.

  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock issuable upon exercise of the Warrants shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person receiving a copy of this Prospectus, including any beneficial owner, may obtain without charge, upon oral or written request, a copy of any or all documents incorporated by reference into this Prospectus (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Any such request should be directed to the Company at 777 Main Street, MSN 335 Hartford, Connecticut 06115, Attention: Shareholder Relations, telephone number (203) 986-2028.

                                  THE COMPANY

  SNC is a multibank holding company and a unitary savings and loan holding company, registered under the Bank Holding Company Act of 1956, as amended, and the Home Owners' Loan Act of 1933, as amended. It was organized under the laws of the State of Delaware in October 1987 and became a bank holding company on February 29, 1988 through the consummation of a plan of reorganization between Hartford National Corporation ("HNC") and Shawmut Corporation ("SC") pursuant to which both HNC and SC became wholly owned subsidiaries of SNC. SNC maintains dual headquarters in the States of Connecticut and Massachusetts. The principal executive offices of the Company are located at 777 Main Street, Hartford, Connecticut 06115 and One Federal Street, Boston, Massachusetts 02211. Its telephone numbers in Connecticut and Massachusetts are (203) 986-2000 and (617) 292-2000, respectively.

  The principal business of SNC is to provide, through its bank subsidiaries, comprehensive corporate, commercial, correspondent and individual banking services, and personal and corporate trust services, through its network of more than 300 branches located throughout Connecticut, Massachusetts, New Hampshire and Rhode Island. SNC's principal banking subsidiaries are Shawmut Bank Connecticut, National Association, Hartford, Connecticut and Shawmut Bank, National Association, Boston, Massachusetts. SNC's thrift subsidiary is Shawmut Bank, FSB.

  At September 30, 1994, SNC had assets of $31.4 billion, deposits of $19.5 billion, loans of $17.7 billion and stockholders' equity of $2.1 billion.

                                USE OF PROCEEDS

  The Company intends to use the net proceeds, if any, from the sale of the Common Stock issued upon exercise of the Warrants for general corporate purposes, including investments in marketable securities, investments in and advances to the Company's subsidiaries, refinancing existing debt, and financing possible future acquisitions, including acquisitions of banking assets, assumptions of deposit liabilities and acquisitions involving financial institutions offered for sale by regulatory agencies. No assurance can be given by the Company, however, as to how many Warrants, if any, will be exercised.

                        DETERMINATION OF OFFERING PRICE

  The Exercise Price of the Warrants of $22.11 per share of Common Stock was determined by negotiation between the Company and counsel for the plaintiffs as part of the terms of the Settlement Agreement. See "Description of Warrants and Plan of Distribution."

                          DESCRIPTION OF COMMON STOCK

  General. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock. As of September 30, 1994, there were issued 119,589,597 shares of Common Stock (including 8,398 shares of Common Stock held in the Company's treasury).

  As of September 30, 1994, 5,845,986 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options under various employee incentive and purchase plans, 2,659,356 shares of Common Stock were reserved for issuance pursuant to the Company's dividend reinvestment and stock purchase plans and an aggregate of 8,023,915 shares of Common Stock were reserved for issuance upon consummation of certain acquisitions. In connection with the settlement of certain litigation, the Company entered into the Warrant Agreement which provides for the issuance of up to 1,329,115 shares of Common Stock pursuant to the terms and conditions contained therein.

  The following description contains a summary of all of the material features of the Common Stock but does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law and is qualified in its entirety by reference to the Restated Certificate of Incorporation of the Company, as amended (the "Certificate"), and the terms of the Rights Agreement (the "Rights Agreement"), dated as of February 28, 1989, described below. A copy of each of the Certificate and the Rights Agreement is incorporated in this Prospectus by reference.

  Common Stock. The holders of Common Stock are entitled to dividends when and as declared by the Company's Board of Directors out of funds legally available therefor. Each series of the Company's preferred stock has preference over the Common Stock with respect to the payment of dividends. The Company is also subject to certain regulatory restrictions on the payment of dividends.

  The holders of Common Stock are entitled to one vote for each share held on all matters as to which stockholders are entitled to vote. The Common Stock is the only security of the Company entitled to vote for directors, unless and until the Company is in default on the equivalent of six quarterly dividends payable on any series of preferred stock.

  Except as otherwise provided in the resolution providing for the issue of any series of preferred stock, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment shall have been made to the holders of all series of preferred stock of the full preferential amounts to which such holders are entitled, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of preferred stock, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Company available for distribution to its stockholders.

  Certain business combinations involving the Company and any beneficial owner of 10 percent or more of the outstanding voting stock of the Company, any affiliate of the Company or any affiliate of such owner must be approved by the holders of 80 percent of the outstanding voting stock, unless approved by a majority of continuing directors or certain minimum price and procedural requirements are met. These provisions may have the effect of delaying, deferring or preventing a change of control of the Company.

  Holders of Common Stock are not entitled to cumulative voting rights, or any preemptive, preferential or subscription rights with respect to any securities of the Company, except as described below under "Rights Plan." Outstanding shares of Common Stock are fully paid and nonassessable.

  Chemical Bank is the transfer agent, registrar and dividend disbursement agent for Common Stock.

  Rights Plan. On February 28, 1989, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock to stockholders of record at the close of business on March 13, 1989. Subsequent to that date and prior to the occurrence of a Distribution Date (described below), Rights shall be deemed to be delivered with each share of Common Stock issued by the Company, including in connection with the issuance of any shares of Common Stock hereunder. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Preferred, at a Purchase Price of $100 per Unit, subject to adjustment. The description and terms of the Rights are summarized below and are set forth in the Rights Agreement between the Company and Manufacturers Hanover Trust Company, as Rights Agent.

  At the present time, the Rights are attached to all Common Stock certificates representing outstanding shares, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) 10 business days following a public announcement that a person or group or affiliated of associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) 10 business days (or such later date as may be determined by the Board of Directors of the Company) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20 percent or more of such outstanding shares of Common Stock and (iii) 10 business days following the determination by the Board of Directors of the Company upon a determination of at least a majority of the unaffiliated "Continuing Directors" who are not officers of the Company, that, with respect to any person who has, alone or together with his affiliates or associates, become the beneficial owner of 10 percent or more of the shares of Common Stock outstanding (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such Directors determine that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's business reputation or ability to deal with governmental agencies) on the business or prospects of the Company (any such person being referred to herein and in the Rights Agreement as an "Adverse Person").

  The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 13, 1999 unless earlier redeemed by the Company as described below.

  In the event that (i) a person becomes the beneficial owner of 20 percent or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Continuing Directors who are not officers of the Company determines to be fair to and otherwise in the best interests of the Company and its stockholders),or (ii) the Board of Directors determines, upon the determination by at least a majority of the unaffiliated Continuing Directors who are not officers of the Company, that a person is an Adverse Person, each holder of a Right will thereafter have the right to receive upon exercise Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (based on the lowest closing price of the Common Stock during the 12-month period preceding such event) equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrences of any of the events set forth in this paragraph, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such times as the Rights are no longer redeemable by the Company as set forth below.

  In the event that, at any time following the Stock Acquisition Date or the determination that someone is an Adverse Person (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving company or in which it is the surviving company but the Common Stock is changed or exchanged (other than a merger which follows an offer described in the preceding paragraph) or (ii) more than 50 percent of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

  In general, at any time until 10 business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors. The Company may not redeem the rights if the Board of Directors has previously declared a person to be an Adverse Person. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

  The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but will not include an Acquiring Person, as Adverse Person, or an affiliate or associate of any such Person or any representative of any of the foregoing.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company including, without limitation, the right to vote or to receive dividends.

  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interest of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner defined as a Triggering Event unless the offer is conditioned on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer for all outstanding shares of Common Stock and other voting securities at a fair price and otherwise in the best interests of the Company and its stockholders as determined by the Board of Directors or affect any prospective offeror willing to negotiate with the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten business days following the Stock Acquisition Date, redeem all, but not less than all, of the then outstanding Rights at the $.01 redemption price.

                DESCRIPTION OF WARRANTS AND PLAN OF DISTRIBUTION

  On October 27, 1992, the United States District Court for the District of Connecticut approved a settlement (the "Settlement") entered into between the Company and plaintiffs in certain purported class action and derivative lawsuits entitled Steiner, et al. vs. Shawmut National Corporation et al., No. H-90-253 (AHN) and Zimmerman vs. Shawmut National Corporation, et. al., No. 2:91 CV 258 (AHN). Pursuant to the Settlement, the terms of which are set forth in a Stipulation of Compromise and Settlement (the "Stipulation") made and entered into as of July 31, 1992, the Company agreed to issue and distribute warrants to purchase fully paid and non-assessable shares of the Common Stock of the Company. In accordance with the provisions of the Stipulation, 1,329,115 Warrants representing the right to acquire 1,329,115 shares of Common Stock at an initial Exercise Price of $22.11 per Warrant were issued pursuant to the Settlement and Stipulation.

  The terms and conditions of the Warrants are set out in the Warrant Agreement between the Company and Chemical Bank, as Warrant Agent, dated as of January 7, 1994, and the Warrants are represented by a Warrant Certificate. The following is a general description of the terms and conditions of the Warrants and Warrant Agreement and is qualified in its entirety by reference to the provisions of the Warrant Agreement and form of Warrant Certificate, which is incorporated by reference herein.

  The Warrant Agreement provides for the issuance of 1,329,115 Warrants, each representing initially the right to acquire upon exercise one share of Common Stock at an Exercise Price of $22.11 per Warrant, subject to certain adjustments described below. The Warrants are exercisable for a period of one year, commencing on January 18, 1995 and ending at 5:00 p.m., New York City time, on January 18, 1996. The Exercise Price and/or the securities issuable upon exercise are subject to adjustment as set forth in the Warrant Agreement to account for payment by the Company of stock dividends payable in shares of Common Stock, subdivisions, combinations and reclassifications of the Common Stock into a greater or lesser number of shares, mergers or consolidations of the Company with or into another company, and the acquisition of all the outstanding Common Stock by any person or company. The Warrants permit the Company to make additional reductions in the Exercise Price in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The Warrant Agreement provides that upon any adjustment to the Exercise Price, as provided therein, the Company will cause a notice to be given to the holders of the Warrants of such adjustment.

  Subject to the terms of the Warrant Agreement, a Warrant may be exercised upon surrender of the Warrant Certificate evidencing such Warrant (the "Warrant Certificate") to Chemical Bank, as Warrant Agent, with the subscription form on the reverse of such Certificate duly executed and the signatures thereon guaranteed, accompanied by payment of the Exercise Price by certified or official bank check made payable to the Warrant Agent for the account of the Company as follows:

              By mail:                                  By hand:
            CHEMICAL BANK                             CHEMICAL BANK
      Reorganization Department                      55 Water Street
            P.O. Box 1916                          2nd Floor, Room 234
             GPO Station                           New York, NY 10041
       New York, NY 10116-1916

  No fractional shares of Common Stock, cash or other consideration in lieu thereof, will be issued. In the case of the exercise of less than all the Warrants represented by a Warrant Certificate, SNC will execute, and the Warrant Agent will authenticate, a new Warrant Certificate for the balance of such Warrants.

  No underwriting discounts or commissions will be payable in connection with the exercise of the Warrants. Assuming all of the Warrants are exercised by the holders thereof at an Exercise Price of $22.11 per Warrant, the proceeds to the Company would be $29,386,732.65 (before deducting expenses payable by the Company estimated to be $115,000.00). No assurance can be given by the Company, however, as to how many Warrants, if any, will be exercised.

  The Company's Common Stock and the Warrants are listed on the New York Stock Exchange.

                            VALIDITY OF COMMON STOCK

  The validity of the Common Stock will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, counsel to the Company.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1993 and the Current Report on Form 8-K dated August 2, 1994 have been so incorporated in reliance upon the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITA-TION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECU-RITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UN-DER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CON-TAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Use of Proceeds............................................................   3
Determination of Offering Price............................................   3
Description of Common Stock................................................   3
Description of Warrants and Plan of Distribution...........................   6
Validity of the Common Stock...............................................   7
Experts....................................................................   7

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------



                               1,329,115 SHARES

                         SHAWMUT NATIONAL CORPORATION

                                 COMMON STOCK



- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  All of the expenses listed below are estimated except for the Commission registration fee.

      Commission registration fee...................................  $10,133.43
      Warrant Agent fees and expenses...............................   57,000.00
      Accountants' fees and expenses................................    5,000.00
      Legal fees and expenses.......................................   30,000.00
      Printing expenses.............................................    3,000.00
      Miscellaneous.................................................    9,866.57
                                                                     -----------
          Total..................................................... $115,000.00
                                                                     ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action,and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Sections 14 though 24 of the Company's By-laws provide for the indemnification of its directors and officers as authorized by Section 145 of the Delaware General Corporation Law.

  Article Fifth of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

  The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies carried by the Company. In addition, the Company has entered into indemnification agreements with the directors of the Company which provide that the Company will honor its obligations pursuant to its By-laws within 30 days of written demand and will, under certain circumstances, provide security for its obligations to indemnify. Section 8(k) of the Federal Deposit Insurance Act prohibits or limits certain types of indemnification payments to directors and officers as well as other employees and individuals who are "institution-affiliated parties."

ITEM 16. EXHIBITS.

  4(a)  Restated Certificate of Incorporation (incorporated by reference to the
         Company's Registration Statement on Form S-4 (file no. 33-17765) filed
         October 7, 1987).
 *4(b)  Amendment to the Restated Certificate of Incorporation.
  4(c)  By-laws, as amended (incorporated by reference to the Company's
         Registration Statement on Form S-4 (file no. 33-17765) filed October
         7, 1987).
  4(d)  By-laws, as amended (incorporated by reference to the Company's
         Quarterly Report on Form 10-Q filed November 12, 1993).
  4(e)  Shareholder Rights Plan (incorporated by reference to the Company's
         Registration Statement on Form 8-A (file no. 1-10102) filed March 7,
         1989).
  4(f)  Form of Warrant Agreement, including Form of Warrant Certificate.
  5     Opinion of Skadden, Arps, Slate, Meagher & Flom.
 23(a)  Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit
         5).
 23(b)  Consent of Price Waterhouse LLP, Hartford, Connecticut.
 24     Powers of Attorney (see signature page to this Form S-3 Registration
         Statement).

- --------
* To be filed.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON NOVEMBER 28, 1994.

                                          Shawmut National Corporation


                                          By:       /s/ Joel B. Alvord
                                              ---------------------------------
                                                      JOEL B. ALVORD
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH INDIVIDUAL WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS J. MICHAEL SHEPHERD AND HARRIET MUNRETT WOLFE, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF. THIS POWER OF ATTORNEY MAY BE EXECUTED IN COUNTERPARTS.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON NOVEMBER 28, 1994.

              SIGNATURE                         TITLE
              ---------                         -----

         /s/ Joel B. Alvord             Chairman, Chief Executive Officer
- -------------------------------------    and Director (Principal Executive
          (JOEL B. ALVORD)               Officer)

    /s/ Gunnar S. Overstrom, Jr.        President, Chief Operating Officer
- -------------------------------------    and Director
     (GUNNAR S. OVERSTROM, JR.)

         /s/ Susan E. Lester            Chief Financial Officer (Principal
- -------------------------------------    Financial Officer and Principal
          (SUSAN E. LESTER)              Accounting Officer)

        /s/ Stillman B. Brown                     Director
- -------------------------------------
         (STILLMAN B. BROWN)

         /s/ John T. Collins                      Director
- -------------------------------------
          (JOHN T. COLLINS)

  /s/ Ferdinand Colloredo-Mansfeld                Director
- -------------------------------------
   (FERDINAND COLLOREDO-MANSFELD)

         /s/ Bernard M. Fox                       Director
- -------------------------------------
          (BERNARD M. FOX)

        /s/ Robert J. Matura                      Director
- -------------------------------------
         (ROBERT J. MATURA)

            Lois D. Rice                          Director
- -------------------------------------
           (LOIS D. RICE)

         /s/ Maurice Segall                       Director
- -------------------------------------
          (MAURICE SEGALL)

         /s/ Samuel O. Thier                      Director
- -------------------------------------
          (SAMUEL O. THIER)

        /s/ Paul R. Tregartha                     Director
- -------------------------------------
         (PAUL R. TREGARTHA)

          /s/ Wilson Wilde                        Director
- -------------------------------------
           (WILSON WILDE)

                                 EXHIBIT INDEX

EXHIBITS

  4(a) Restated Certificate of Incorporation (incorporated by reference to the
         Company's Registration Statement on Form S-4 (file no. 33-17765) filed October 7, 1987).
 *4(b) Amendment to the Restated Certificate of Incorporation.
  4(c) By-laws, as amended (incorporated by reference to the Company's
         Registration Statement on Form S-4 (file no. 33-17765) filed October 7,
         1987).
  4(d) By-laws, as amended (incorporated by reference to the Company's
         Quarterly Report on Form 10-Q filed November 12, 1993).
  4(e) Shareholder Rights Plan (incorporated by reference to the Company's
         Registration Statement on Form 8-A (file no. 1-10102) filed March 7,
         1989).
  4(f) Form of Warrant Agreement, including Form of Warrant Certificate.
  5      Opinion of Skadden, Arps, Slate, Meagher & Flom.
 23(a) Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5). 23(b) Consent of Price Waterhouse LLP, Hartford, Connecticut.
 24    Powers of Attorney (see signature page to this Form S-3 Registration
         Statement).
- --------
* To be filed